Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 of our reports dated August 25, 2023, relating to the consolidated financial statements of Super Micro Computer, Inc. and the effectiveness of Super Micro Computer, Inc.’s internal control over financial reporting. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California

November 30, 2023